SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                June 6, 2006
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	38-0751137
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                          None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 6, 2006, the Board of Director of the Company approved base salaries for the fiscal year ended April 28, 2007 for the following Named Executive Officers:

Name	2007 Base Salary

Kurt L. Darrow	$675,000
Patrick H. Norton	$459,638
David M. Risley	$351,488
Rodney D. England	$360,000
Steven M. Kincaid	$360,000

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On June 6, 2006, the board of directors elected Louis M. (“Mike”) Riccio, Jr. chief financial officer of the Company effective July 1, 2006.  Mr. Riccio, age 43, has served as vice president, corporate controller and chief accounting officer for the company since February 2002.  Previously he was director of accounting for the company from July 2001 until February 2002 and prior to July 2001 was vice president, corporate controller of LADD Furniture, Inc. (which was acquired by the company in January 2000) from December 1999 until July 2001.

On June 6, 2006, the board of directors also elected Mark A. Copping as Vice President Corporate Controller and Chief Accounting Officer effective July 1, 2006.  Mr. Copping, age 47, over the past five years served as Vice President and Controller of Agrium, Incorporated (agricultural products) and prior to that, Mr. Copping served as the CFO for Blue Bird Corporation (buses), and was CFO for Clarion Technologies, Inc. (products and parts for the home appliance, consumer products, and automotive industries).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: June 9, 2006

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Corporate Controller